Exhibit 10.1

May 20, 2024

Re:Promotion to Chief Commercial Officer

Dear Greg:

This letter serves to memorialize your agreement with TELA Bio, Inc. (the “Company”) regarding certain compensation-related matters relating to your Employment Agreement and, in certain cases, during the Promotion Period (each, as defined below). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Employment Agreement, dated as of August 3, 2023, between you and the Company (the “Employment Agreement”), as in effect on the date hereof.

You agree and acknowledge:

●	As of the date of this letter (the “Effective Date”), your position at the Company shall be updated from Chief Business Officer to Chief Commercial Officer, until the first to occur of (i) your termination from the Company in accordance with Section 5 of the Employment Agreement or (ii) the Company, in its sole discretion, determines to revert your position to Chief Business Officer (such period of time, the “Promotion Period”);
●	During the Promotion Period, your annual Base Salary will be increased from $341,550 to $390,000, and your Target Bonus will remain the same.
●	Following the Promotion Period, your title and Base Salary may be modified or revised by Company to reflect the terms that were in effect prior to the Promotion Period, and you hereby agree that such modification or reversion to either your title or your Base Salary will not constitute a material reduction in your job title, powers or authority or otherwise give rise to a Good Reason termination by you, as such term is defined in the Employment Agreement.

Other than as described in this letter, all other terms and conditions of the Employment Agreement remain unchanged.  You acknowledge and agree that neither any of the foregoing, nor entering into this letter, will constitute an event giving rise to “Good Reason” for purposes of the Employment Agreement or any other agreement between you and the Company.

Please indicate your acceptance and acknowledgement of, and agreement to, the foregoing by signing below.

Sincerely,
/s/ Antony Koblish
By: Antony Koblish
Its: President & Chief Executive Officer

Agreed and Acknowledged:

/s/ Greg Firestone
Name: Greg Firestone